                                                                Exhibit 99(j)(4)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses of The Munder Fund of Funds Class A & B Shares; The Munder Fund of Funds Class Y Shares; The Munder Equity Funds Class A, B, C, & II Shares; The Munder Income Funds Class A, B, & C Shares; The Munder Money Market Funds Class A, B, & C Shares; The Munder Funds Class Y Shares; and The Munder Funds Class K Shares; The Munder Index 500 Class Y Shares and the Munder Tech Funds Class A, B, C & II Shares; and "Independent Auditors" and "Financial Statements" in The Munder Fund of Funds' Statement of Additional Information and in the combined Statement of Additional Information for The Munder Funds Trust, The Munder Funds, Inc. and The Munder Framlington Funds Trust included in Post-Effective Amendment No. 56 to Registration Statement (Form N-1A, No. 33-54748) of The Munder Funds Inc.

We also consent to the incorporation by reference into The Munder Fund of Funds' Statement of Additional Information and in the combined Statement of Additional Information for The Munder Funds Trust, The Munder Funds, Inc. and The Munder Framlington Funds Trust of our reports dated August 15, 2001 with respect to the financial statements and financial highlights of the Munder Bio(Tech)/2/ Fund, Munder Digital Economy Fund, Munder Focus Growth Fund, Munder Fund of Funds, Munder Future Technology Fund, Munder International NetNet Fund, Munder Micro-Cap Equity Fund, Munder MidCap Select Fund, Munder Multi-Season Growth Fund, Munder NetNet Fund, Munder Power Plus Fund, Munder Real Estate Equity Investment Fund, Munder Small-Cap Value Fund, Munder International Bond Fund, and Munder Money Market Fund portfolios of the Munder Funds, Inc., included in the June 30, 2001 annual reports of The Munder Funds.



                                                   -----------------------------
                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
October 25, 2001